SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2009
Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13783 (Commission File Number)	76-0542208 (I.R.S. Employer Identification Number)
1800 West Loop South, Suite 500
Houston, Texas 77027
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 860-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
IES Commercial, Inc. (“IES”), a wholly-owned subsidiary of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), is a party to a subcontract (the “Subcontract”), dated June 17, 2009, with Manhattan Torcon A Joint Venture (“MTJV”). Pursuant to the Subcontract, IES is to perform subcontracting services for MTJV at the U.S. Army Medical Research Institute for Infectious Diseases (“USAMRIID”) replacement facility project at the National Interagency Biodefense Campus at Fort Detrick, Frederick, Maryland (the “Project”). On November 4, 2009, IES, the Company and MTJV executed a letter agreement (the “Letter Agreement”) wherein the parties finalized the bonding requirements of the Subcontract. By agreement of the parties, both the Subcontract and the Letter Agreement became effective on November 19, 2009, upon the Company’s receipt of the fully-executed Subcontract from MTJV.
Pursuant to the Subcontract, MTJV will pay the Company $61.146 million, subject to additions or deductions (the “Subcontract Price”), for the work to be performed on the Project (the “Work”). Pursuant to the Subcontract, as supplemented by the Letter Agreement, during the course of the Work, IES will furnish to MTJV two payment and performance bonds, at times and in amounts specified in the Letter Agreement. Pursuant to the Letter Agreement, at the time of issuance of IES’ first bond, the Company will provide a $5.0 million stand-by letter of credit (the “Letter of Credit”) to MTJV. MTJV will, thereafter, release the Letter of Credit at the time that IES issues the second bond.
The Company may subcontract Work to be performed under the Subcontract, subject to the review or approval of MTJV. MTJV may at any time, unilaterally or by agreement of with the Company, make changes to the Work to be performed under the Subcontract, and as a result of such changes, the Company may be entitled to equitable adjustment to the Subcontract Price. Retainage under the Subcontract will be withheld at a rate of 10% per payment application.
The preceding descriptions are qualified in their entirety by reference to the Subcontract and the Letter Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On November 24, 2009, the Company issued a press release announcing its entry into the Subcontract. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 10.1*	Subcontract, dated June 17, 2009, by and between IES Commercial, Inc. and Manhattan Torcon A Joint Venture.

Exhibit 10.2	Letter Agreement, dated November 4, 2009, by and between Integrated Electrical Services, Inc., IES Commercial, Inc. and Manhattan Torcon A Joint Venture.

Exhibit 99.1	Press Release dated November 24, 2009.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: November 24, 2009	/s/ William L. Fiedler
William L. Fiedler
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1*	Subcontract, dated June 17, 2009, by and between IES Commercial, Inc. and Manhattan Torcon A Joint Venture.

Exhibit 10.2	Letter Agreement, dated November 4, 2009, by and between Integrated Electrical Services, Inc., IES Commercial, Inc. and Manhattan Torcon A Joint Venture.

Exhibit 99.1	Press Release dated November 24, 2009.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.